Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Fidelity Short-Term Bond Fund of our report dated June 9, 2006; Fidelity Focused High Income Fund, and Fidelity Investment Grade Bond Fund of our reports dated June 13, 2006; Spartan Government Income Fund of our report dated June 16, 2006; and Fidelity High Income Fund of our report dated June 19, 2006 on the financial statements and financial highlights included in the April 30, 2006 Annual Reports to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2006